UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 21, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2023, Novo Integrated Sciences, Inc. (the “Company”) entered into a Purchase and Sale Agreement ("Ophir Agreement") between the Company and Blake Alsbrook, solely in his capacity as Court-appointed successor receiver (the “Successor Receiver”) in Ocean Thermal Energy Corporation v. C. Robert Coe II, et al., United States District Court for the Central District of California (the “Court”) Case No. 2:19-cv-04299 VAP (JPRx) (the “Action”). Pursuant to the terms of the Ophir Agreement, the Company agreed to purchase, and the Successor Receiver agreed to sell to the Company, the Ophir Collection (as hereinafter defined), subject to the contingencies outlined in the Ophir Agreement, including Court approval. The Ophir Agreement was effective upon execution by both parties; however, the Ophir Agreement is subject to approval by the Court. If the Court does not approve the Ophir Agreement, the Ophir Agreement will be void pursuant to its terms.

Pursuant to the Court’s July 2, 2019 order in the Action, as modified by the Court’s February 25, 2022 order in the Action, the Successor Receiver has possession of and right to sell a certain collection of 43 gemstones, 42 of which are certified by the Gemological Institute of America, known as the “Ophir Collection”. Together, the Court’s July 2, 2019 order appointing the original receiver, the Court’s December 3, 2019, order appointing the Successor Receiver, and the Court’s February 25, 2022, order are referred to collectively as the “Receivership Orders.” The Receivership Orders authorized the Successor Receiver to take sole custody, possession, and control of the Ophir Collection and to sell, assign, transfer, convey and deliver title and rights in and to the Ophir Collection subject to the approval of the Court to protect the interests of certain identified creditors.

Within two business days following the Company’s execution of the Ophir Agreement, the Company was required to, and did, deposit $25,000 (the “Deposit”) with the Successor Receiver,  which deposit will be refunded to the Company if the Successor Receiver is unable to obtain the Court’s approval of the Ophir Agreement.

Pursuant to the terms of the Ophir Agreement, the Company agreed to pay $60,000,000 to the Successor Receiver to purchase the Ophir Collection as follows:

(i)	The Company has the right, at all times after November 21, 2023, to conduct a full and unfettered inspection of the Ophir Collection. While the Company has the right to inspect the Ophir Collection prior to closing, the Company’s inspection will not be a contingency to closing and the inability of the Company to inspect (or the Company’s decision not to inspect) the Ophir Collection prior to closing will not delay or prevent closing.

(ii)	After the Successor Receiver obtains Court approval of the Ophir Agreement, the Company will cause $59,975,000 (representing the $60,000,000 purchase price, less the Deposit) to be paid to the Successor Receiver, on or before December 19, 2023.

(iii)	Within one business day thereafter, the Successor Receiver will assign, transfer, convey and deliver free and clear title and interest in and to, and possession of, the Ophir Collection to the Company.

The Ophir Agreement contains certain covenants, representations and warranties customary for an agreement of this type, and the parties agreed to provide indemnification against certain liabilities.

The foregoing summary of the Ophir Agreement does not purport to be complete and is qualified in its entirety by reference to the Ophir Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated November 21, 2023, by and between the registrant Blake Alsbrook, solely in his capacity as Court-appointed successor receiver in Ocean Thermal Energy Corporation v. C. Robert Coe II, et al., United States District Court for the Central District of California Case No. 2:19-cv-04299 VAP (JPRx).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: November 27, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer